UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

BOOTS & COOTS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-13817	11-2908692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
77064
7908 N. Sam Houston Parkway W. 5th Floor Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 931-8884

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 9, 2010, Boots & Coots, Inc., a Delaware corporation (“Boots & Coots”), Halliburton Company, a Delaware corporation (“Halliburton”), and Gradient, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Halliburton (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Boots & Coots will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly-owned subsidiary of Halliburton (the “Merger”).  The Merger Agreement and the Merger have been approved by the boards of directors of Boots & Coots and Halliburton.

Under the Merger Agreement, Boots & Coots stockholders will receive consideration valued at approximately $3.00 per share for each share of Boots & Coots common stock, par value $0.00001 per share, comprised of $1.73 in cash and $1.27 in shares of Halliburton common stock, par value $2.50 per share, subject to adjustment to achieve the intended tax consequences of the merger and subject to an election feature.

Boots & Coots stockholders may elect to receive consideration consisting of cash, shares of Halliburton common stock or a combination of both in exchange for their shares of Boots & Coots common stock, subject to a proration feature.  Subject to modification in order to achieve the intended tax consequences of the Merger, Boots & Coots stockholders electing to receive a mix of cash and stock consideration and non-electing stockholders will receive (1) $1.73 in cash and (2) a fraction of a share of Halliburton common stock equal to an exchange ratio, which will be calculated by dividing $1.27 by the volume weighted average trading price of a share of Halliburton common stock during the five-day trading period ending on the second full trading day immediately prior to the effective date of the Merger (the “Halliburton five-day average price”), for each share of Boots & Coots common stock they own.  Subject to proration, (i) Boots & Coots stockholders electing to receive all cash will receive $3.00 for each share of Boots & Coots common stock they own and (ii) Boots & Coots stockholders electing to receive only Halliburton common stock will receive a fraction of a share of Halliburton common stock equal to an exchange ratio, which will be calculated by dividing $3.00 by the Halliburton five-day average price, for each share of Boots & Coots common stock they own.  The number of shares of Halliburton common stock to be issued to Boots & Coots stockholders receiving either all stock or a mix of cash and stock consideration will be determined based upon the Halliburton five-day average price.

At the effective time of the Merger, each outstanding option to purchase shares of Boots & Coots common stock and each outstanding stock appreciation right (“SAR”) with respect to a share of Boots & Coots common stock, whether or not then exercisable or vested, will be converted into an obligation of Halliburton to pay the option or SAR holder an amount in cash equal to the product of (1) the number of shares of Boots & Coots common stock subject to the option or SAR, as applicable, and (2) the excess, if any, of $3.00 over the exercise price per share previously subject to such option or SAR.  Immediately prior to the effective time of the Merger, each outstanding award of Boots & Coots restricted stock will become fully vested, and each holder will have the right to make the same elections as a holder of Boots & Coots common stock.

Completion of the Merger is conditioned upon: (1) approval by Boots & Coots’ stockholders; (2) the absence of any law or order prohibiting the closing; (3) regulatory approvals, including expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) subject to certain exceptions, the accuracy of representations and warranties and the performance of covenants; (5) the effectiveness of a registration statement on Form S-4 that will be filed by Halliburton for the issuance of shares of its common stock in the Merger and the authorization of the listing of those shares on the New York Stock Exchange; (6) the delivery of customary opinions from counsel to Halliburton and Boots & Coots that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes; (7) subject to certain exceptions, that neither Jerry L. Winchester nor Dewitt H. Edwards cease to be employed by Boots & Coots or express any intention to terminate his employment or decline to accept employment with a Halliburton subsidiary and (7) other closing conditions.

Boots & Coots and Halliburton have made customary representations, warranties and covenants in the Merger Agreement.  Boots & Coots has generally covenanted (1) to conduct its business in the ordinary course; (2) to hold a meeting of its stockholders to consider approval of the Merger Agreement and the transactions contemplated in the Merger Agreement; (3) subject to certain exceptions, for its board of directors to recommend approval by the stockholders of the Merger Agreement and the transactions contemplated in the Merger Agreement; (4) not to solicit proposals relating to alternative business combination transactions; and (5) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

The Merger Agreement contains certain termination rights for both Boots & Coots and Halliburton.  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Boots & Coots may be required to pay Halliburton a termination fee of $10.0 million.  The Merger Agreement also provides for the reimbursement of up to $1.5 million of a party’s expenses if the Merger Agreement is terminated under specified circumstances.

The foregoing description of the Merger Agreement and the transactions contemplated therein is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms  It is not intended to provide any other factual information about Boots & Coots or Halliburton. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Boots & Coots or Halliburton. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Boots & Coots’ or Halliburton’s public disclosures.

Additional Information

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  These documents should be read carefully before any decision is made with respect to the proposed transaction. These materials will be made available to the shareholders of Boots & Coots at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC's web site, www.sec.gov.  In addition, such materials (and all other documents filed with the SEC) will be available free of charge at www.bootsandcoots.com or www.halliburton.com. These documents are not currently available. You may also read and copy any reports, statements and other information filed by Boots & Coots or Halliburton with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC's website for further information on its public reference room.

Boots & Coots, Halliburton and their respective directors and executive officers may, under the SEC rules, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the proxy statement/prospectus when it becomes available.

Forward-Looking Statements

Information set forth in this current report that are not historical statements, including statements regarding the Merger (including the effects and timing thereof), and whether the transactions contemplated by the merger agreement will be consummated, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure to receive the approval of Boots & Coots’ stockholders; satisfaction of the conditions to the closing of the merger; delays, costs and difficulties relating to the merger; results of cash/stock elections of Boots & Coots’ stockholders; changes in the demand for or price of oil and/or natural gas which has been significantly impacted by the worldwide recession and the worldwide financial and credit crisis; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity; potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton’s and Boots & Coots’ reports on Form 10-K for the year ended December 31, 2009, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition. Halliburton and Boots & Coots undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Item 3.03    Material Modification to Rights of Security Holders.

In contemplation of the Merger Agreement, on April 9, 2010, Boots & Coots and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), entered into a Second Amendment (the “Amendment”) to the Rights Agreement dated as of November 27, 2001 (the “Rights Agreement”), between Boots & Coots and the Rights Agent, which provides, among other things, that neither Halliburton, the Merger Sub, or any subsidiary, affiliate or associate of Halliburton or Merger Sub, will become an “Acquiring Person” within the meaning of the Rights Agreement as a result of the execution of the Merger Agreement, the announcement of the Merger Agreement or the Merger, or the consummation of the Merger or other transactions contemplated in the Merger Agreement.

The Amendment amends the Rights Agreement to provide that (i) a “Distribution Date” will not be deemed to occur as a result of the execution of the Merger Agreement, the announcement of the Merger Agreement or Merger, or the consummation of the Merger or other transactions contemplated in the Merger Agreement, (ii) a “Stock Acquisition Date” will not be deemed to occur as a result of the execution of the Merger Agreement, the announcement of the Merger Agreement or Merger, or the consummation of the Merger or other transactions contemplated in the Merger Agreement, (iii) a “Triggering Event” will not be deemed to occur as a result of the execution of the Merger Agreement, the announcement of the Merger Agreement or Merger, or the consummation of the Merger or other transactions contemplated in the Merger Agreement, (iv) nothing in the Rights Agreement, as amended, will be construed to give any person any legal or equitable rights, remedies or claims under the Rights Agreement by virtue of the execution of the Merger Agreement or by virtue of the Merger or any of the transactions contemplated in the Merger Agreement, and (v) the exercisability of any Rights will end immediately prior to the consummation of the Merger (if not earlier terminated).

The Amendment also amends the Rights Agreement to specify that the execution of the Merger Agreement, the announcement of the Merger Agreement or Merger, and the consummation of the Merger or other transactions contemplated in the Merger Agreement will not (i) apply to provisions in the Rights Agreement relating to the merger, consolidation or transfer of assets of Boots & Coots or (ii) constitute an event that would require an adjustment to the purchase price for shares covered by each right, the number and kind of shares covered by each right and the number of rights outstanding.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.  The following exhibits are filed as part of this current report on Form 8-K:

2.1	Agreement and Plan of Merger dated April 9, 2010, by and among Boots & Coots, Inc., Halliburton Company, and Gradient, LLC.

4.1	Second Amendment to Rights Agreement dated as of April 9, 2010 between Boots & Coots, Inc. and American Stock Transfer & Trust Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Boots & Coots has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOOTS & COOTS, INC.

Date: April 14, 2010	By:	/s/	Cary Baetz
Cary Baetz
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated April 9, 2010, by and among Boots & Coots, Inc., Halliburton Company, and Gradient, LLC.

4.1	Second Amendment to Rights Agreement dated as of April 9, 2010 between Boots & Coots, Inc. and American Stock Transfer & Trust Company, LLC.